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                                  Exhibit 10.17

                                 Lease Agreement

This Lease is made by and between LESSOR : HWA NAN PLASTICS MFG. IND, LTD. (hereinafter referred to as "Party A") and LESSEE : Kid Castle Internet Technology Corporation (hereinafter referred to as "Party B") for the lease of premises hereunder.

Party A establishes an office situated at No. 160, Len Cheng Road, Chung Ho City, Taipei County in accordance with the Company Law of R. O. C. and has the ownership of construction on situated land of said location. Party B establishes an office situated at 5th Floor, No. 160, Len Cheng Road, Chung Ho City, Taipei County in accordance with the Company Law of R. O. C. By reason that Party B plans to operate a warehouse in logistics system and desires to rent said location at 5th Floor from Party A for business operation purposes, both parties agree to abide by the terms and conditions set forth as follows:

1. Premises under the Lease : Party A hereby leases the premises located at 5th Floor, No. 160, Len Cheng Road, Chung Ho City, Taipei County (see attached plan, hereinafter referred to as "the Premises") under the Lease, with a total area of 1,300 pings.

2. The Term of the Lease : The term of the Lease shall be five years, commencing from June 15th, 2002 to June 14th, 2007. Upon the expiration of this Lease, Party B shall take priority of leasing the Premises. Prior to the expiration of the Lease term, both Parties shall give the written notices at lease six months in advance for the issues of either negotiating the lease renewal or terminating the lease before expiration of the Lease

3.   Rent and Terms of Payment

     A. The monthly rent shall be NT$350,000 in total, inclusive of 5% value added tax, and shall remain unchanged from June 15th, 2002 to June 14th, 2003. Upon expiration of the term period, both Parties shall re-negotiate rent for the following term period.

     B. The rent of the first year (from June 15th, 2002 to June 14th, 2003) shall be payable at the first day of signing the Lease by twelve postdated checks from Party B to Party A. The rent for the next year period (from June 15th, 2003 to June 14th, 2004) must be honored by twelve checks on June 15th, 2003 to Party A. The rent for the following periods of the Lease shall be honored referring to terms illustrated hereto. Rent value added taxes shall be borne by Party A. Party A shall issue invoices to Party B on a monthly basis.

     C. In the event that the monthly rent checks hereby reserved shall be unpaid or bounced as dated, Party B shall be liable for a penalty equivalent to 200% of the daily rent to Party A's assignee(s).

4. Rental Deposit : Party B shall pay to Party A a rental deposit of NT$700,000 upon signing of this Lease. Upon expiration of this Lease when Party B vacates and surrenders the Premises,

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     Party A shall deduct from the rental deposit for any unpaid rent and/or extra expenses for the damage to the Premises, thereupon the rest of rental deposit shall be returned to Party B or Party B's assignee(s) without interest.

5. Use of Premises : Party A leases the Premises to Party B for business operation as registered in Business Registration Certificate of Party B's company. Party B shall legally use the Premises in accordance with relevant regulations governed by competent authorities, and shall not use the Premises for interfering public security, mores, or operating businesses relating to contraband trading or other illegal use. Upon expiration or termination of this Lease, Party B shall immediately vacate, clean and surrender the Premises to Party A or Party A's assignee(s).

6.   Alternation of Premise :

     Party A agrees that Party B may amend the Premises and establishing water supply, electricity and fire apparatuses inside the leased Premises for the purposes of operating warehouse in logistics system. In the event that any construction work shall involve in the Premises alternations or additions, Party B shall inform Party A of such plan(s) in writing in advance. Only after Party A releases written approval, can construction work begin. Upon expiration or termination of this Lease when Party B surrenders the Premises to Party A, Party A shall acquire the Premises under present condition modified by Party B with free of charge, Party B shall not claim any expenses for compensation from Party A.

     During aforesaid construction work period, if the Premises provided by Party A are damaged or destroyed by Party B's employees or Party B's contractor's workers, Party B shall be fully responsible for restoring the Premises within a time limit and compensating such damage or loss. Excepting that Party A shall deliver the Premises to Party B or Party B's assignee(s) under present condition from the first day of this Lease term, shall Party A assure the structure safety of the Premises during the Lease term. Party A shall fully responsible for solving any problems, such as leak and gap on the leased Premises, water and electricity supply failures or elevator unloading problem, etc., as soon as possible.

7.   Obligations :

     A. Party A guarantees that he has lawful title to the Premises and the right to make this Lease for the aforesaid term and that Party B shall enjoy the full possession for the premises without hindrance from any third party who may claim title.

     B. Party B guarantees that he, his agents and employees shall maintain the Premises with the degree of care of a responsible administrator(s), use the Premises according to the purpose prescribed in this Lease and abide by regulations stipulated by competent authorities and other relevant laws governing safety guard, public facilities and cleaning of the environment.

8. Sublease : prior to consent by Party A during the term of this Lease, Party B shall not, in whole or in part, have the Premises subleased, transferred, mortgaged to any third party, or in any other way provided for use by any third party.

9. Termination of the Lease : Party A may terminate the Lease for any of the following conditions:

     A. In the event that Party B shall fail to pay the amount of more than two months of rent;

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     B.   In the event that Party B violates either provision of this Lease and fails to improve within thirty days after receiving a written notification given by Party A;

     C. In the event that Party B violates relevant regulations by competent authorities resulting in a disciplinary action of factory closure.

10. Default and Penalty : Party A shall terminate this Lease according to the conditions prescribed in preceding Article and shall confiscate the rental deposit as a penalty. Party B shall be responsible for compensating any damage or extra expenses arising from Party B's default. When no renewal is agreed by Party A, a notice shall be given to Party B at least six months prior to the expiration of the term; otherwise in addition to the return of the rental deposit without interest, Party A shall further pay a penalty equivalent to six months of rent to Party B, and vice verse.

11. Force majeure : In the event that any damage in the leased Premises is caused due to force majeure, such as earthquake, flood, typhoon and war, etc., Party A shall, basing on the obligation of a lessor, repair the damage and restore the Premises as soon as possible. In case any damage is made to decoration and additions of the leased Premises or Party B's property, Party A shall not be liable for such damage or loss whereof.

12. Taxes : the house tax, land value tax, stamp duty, income tax owing to the leased Premises and all taxes relating to the Premises shall be borne by Party A; whereas other taxes involved in the business operations or other businesses by Party B shall be borne by Party B.

13. The charges for electricity, water supply, liquefied petroleum gas telephone and cleaning :

     A. The expenses involved in the electricity, water supply, liquefied petroleum gas, telephone and cleaning during the Lease terms shall be paid by Party B.

     B. Party A provides designated car park spaces for unloading goods, all lessees shall park and unload goods at designated parking spaces.

     C. All lessees of each floor shall be obligated to maintain good and clean environment.

14. Court jurisdiction : in case of any disputes arising from this Lease, both Parties agree that case shall be subject to the jurisdiction of Taipei District Court for the first trial of such lawsuit.

15. Complete Contract : this Lease constitutes the entire contract between the parties hereto. Any oral or written conditions prior to the signatures of the Lease have been contained and altered in the Lease, or excluded. No modification or additions of it shall be binding on either party unless made in advance in writing and signed by both Parties.

16. This Lease with its attachments shall be in duplicate, each Party shall hold an original for record.

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     The Parties :
     Lessor (Party A)      : HWA HWA NAN PLASTICS MFG. IND, LTD.
     Responsible Person    : Yang, Kuo-Chin([ ][ ][ ])
     Business Uniform No.  : 33296200

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     Telephone             : 22406611
     Address               : No. 160, Len Cheng Road, Chung Ho City, Taipei
                             County

     Lessee (Party B)      : Kid Castle Internet Technology Corporation
     Responsible person    : Wang, Kuo-An
     Business Uniform No.  : 70676630
     Telephone             : 22185996
     Address               : 8th Floor, No. 98, Ming-Chuan Road, Hsintien City,
                             Taipei County

     Date: April 12th, 2002